 Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of August ___, 2007, among M/I HOMES, INC., an Ohio corporation (the “Borrower”), the Lenders that are identified on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on the signature pages hereto, certain other Lenders and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 6, 2006 (as it may be amended, renewed and restated from time to time, the “Credit Agreement”) (all capitalized terms not defined herein shall have the meanings given such terms in the Credit Agreement);

WHEREAS, the Borrower and the Required Lenders have heretofore executed and delivered a letter agreement dated December 11, 2006 amending the Credit Agreement (the “Letter Amendment”);

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement to incorporate in a comprehensive amendment the Letter Amendment, to modify certain provisions of the Credit Agreement and for other purposes hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.  Amendment of Section 1.

(a)  The following defined terms in Section 1 of the Credit Agreement are hereby amended and restated as follows:

“Borrowing Base” shall mean, at any date of determination, an amount equal to the sum of the following unencumbered assets of the Borrower and the Guarantors;

(i)	one hundred percent (100%) of the Receivables, plus

(ii)	ninety percent (90%) of the book value of Housing Units under Contract and Lots under Contract, plus

(iii)	the lesser of (A) seventy-five percent (75%) of the book value of Speculative Housing Units or (B) $125,000,000, plus

(iv)	seventy percent (70%) of the book value of Finished Lots (subject to the limitation set forth below), plus

(v)	fifty percent (50%) of the book value of Lots under Development (subject to the limitation set forth below), plus

(vi)	twenty-five percent (25%) of the book value of Unimproved Entitled Land (subject to the limitation set forth below).

Notwithstanding the foregoing, the Borrowing Base shall not include any amounts under clauses (iv), (v) and (vi) above to the extent that the sum of such amounts exceeds forty-five percent (45%) of the total Borrowing Base.  The term “unencumbered” means that such asset is not subject to any Lien (except for Liens permitted under subsections 7.2(c) and (d) hereof).

“Borrowing Base Indebtedness” shall mean at any date (i) the sum of (a) Consolidated Indebtedness and (b) an amount equal to ten percent (10%) of the aggregate commitment under the M/I Financial Corp. Loan Agreement, less (ii) the sum of (a) Secured Indebtedness, (b) Subordinated Indebtedness, (c) Indebtedness under the M/I Financial Corp. Loan Agreement, and (d) to the extent included in Consolidated Indebtedness, the Borrower’s and its Subsidiaries’ pro rata share of Indebtedness of any Joint Venture in respect of which Borrower or any of its Subsidiaries has made an Investment in Joint Venture,  all as of such date.

“Consolidated Earnings” shall mean, for any period, the amount which would be set forth opposite the caption “net income” (or any like caption) in a consolidated statement of income or operations of Borrower and Borrower’s Subsidiaries for such period prepared in accordance with GAAP.

“Consolidated Interest Incurred” shall mean, for any period, all interest incurred during such period on outstanding Indebtedness of Borrower and Borrower’s Subsidiaries irrespective of whether such interest is expensed or capitalized by Borrower or Borrower’s Subsidiaries, in each case determined on a consolidated basis.

“EBITDA” shall mean, for any period, on a consolidated basis for Borrower and its Subsidiaries, the sum of the amounts for such period of (a) Consolidated Earnings, plus (b) charges against income for federal, state and local income taxes, plus (c) Consolidated Interest Expense, plus (d) depreciation and amortization expense, plus (e) extraordinary losses (and all other non-cash items reducing Consolidated Earnings, including but not limited to impairment charges for land and other long-lived assets and option deposit forfeitures) for such period, all determined in accordance with GAAP, minus (x) interest income, minus (y) all extraordinary gains (and all other non-cash gains that have been included in the determination of Consolidated Earnings) for such period, all determined in accordance with GAAP.  EBITDA shall include net income from Joint Ventures only to the extent distributed to Borrower or a Subsidiary.

“Interest Coverage Ratio” shall mean, for any rolling period of four fiscal quarters, the ratio of (a) EBITDA to (b) Consolidated Interest Incurred for such period.

(b)  The following defined terms are hereby added to Section 1 of the Credit Agreement:

“Leverage Ratio” shall mean the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth.

“Quarterly ICR” shall mean, for any fiscal quarter, the ratio of (a) EBITDA for such fiscal quarter to (b) Consolidated Interest Incurred for such fiscal quarter.

2.  Reduction of Aggregate Commitment.  Pursuant to subsection 2.6(a) of the Credit Agreement, the Aggregate Commitment is hereby reduced from $650,000,000 to $500,000,000, allocated to each Lender’s Commitment ratably in proportion to its Ratable Share.  The amounts of the reduced Commitments of the Lenders are set forth in Schedule I hereto.

3.  Pricing.  Subsection 2.5(d) is hereby deleted and replaced by the following:

(d)           Notwithstanding the foregoing, at any time at which the Interest Coverage Ratio is less than 2.00 to 1.00, the Applicable Eurodollar Margin and Applicable Facility L/C Rate determined as provided above shall be increased based upon the Interest Coverage Ratio as follows:

Interest Coverage Ratio	Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0	Less than 1.0 to 1.0
Increase in Applicable Eurodollar Margin and Applicable Facility L/C Rate	0.125%	0.25%	0.375%

The determination of the Interest Coverage Ratio shall be made from the then most recent annual or quarterly financial statements of the Borrower delivered by the Borrower to the Agent pursuant to subsection 6.1(a) or (b), and the adjustment, if any, to the Applicable Eurodollar Margin and the Applicable Facility L/C Rate shall take place on, and be effective from and after, the first business day after the date on which the Agent has received such financial statements.

In the event that any such financial statement or any certificate delivered by Borrower under subsection 6.2(a) is shown to be inaccurate (regardless of whether this Agreement is in effect or any Loans or Commitments are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Eurodollar Margin and Applicable Facility L/C Rate for any period (an “Applicable Period”) than the Applicable Eurodollar Margin and Applicable Facility L/C Rate actually applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct certificate under subsection 6.2(a) for such Applicable Period, (ii) the Applicable Eurodollar Margin and Applicable Facility L/C Rate shall be determined at such higher Applicable Eurodollar Margin and Applicable Facility L/C Rate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Agent (for the benefit of the Lenders) the accrued additional interest and additional fees owing as a result of such higher Applicable Eurodollar Margin and Applicable Facility L/C Rate for such Applicable Period.

4.  Leverage Ratio.  Subsection 6.12 is hereby amended and restated in its entirety as follows:

6.12           Maintenance of Leverage Ratio.  Maintain during the Commitment Period a Leverage Ratio not in excess of (a) 2.00 to 1.00 at any time at which the Interest Coverage Ratio is greater than or equal to 2.00 to 1.00; (b) 1.40 to 1.00 at any time at which the Interest Coverage Ratio is greater than or equal to 1.25 to 1.00 and less than 2.00 to 1.00; and (c) 1.20 to 1.00 at any time at which the Interest Coverage Ratio is less than 1.25 to 1.00.  Notwithstanding the foregoing, Borrower shall maintain a Leverage Ratio of less than 1.00 to 1.00 when required for Borrower to comply with the provisions of the last sentence of subsection 6.13(a).

5.  Interest Coverage Ratio.  Subsection 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.13           Maintenance of Interest Coverage Ratio.

(a)  Maintain during the Commitment Period an Interest Coverage Ratio of not less than (i) 2.00 to 1.00 determined as of the end of each fiscal quarter through and including the fiscal quarter ending September 30, 2007; (ii) 1.25 to 1.00 determined as of the end of the fiscal quarters ending December 31, 2007 and March 31, 2008; (iii) 1.00 to 1.00 determined as of the end of the fiscal quarters ending June 30, 2008 through March 31, 2009; (iv) 1.25 to 1.00 determined as of the end of the fiscal quarters ending June 30, 2009 and September 30, 2009; and (v) 1.50 to 1.00 determined as of the end of each fiscal quarter thereafter.  Notwithstanding the foregoing, the maintenance of an Interest Coverage Ratio of less than 1.00 to 1.00 determined as of the end of not more than three (3) fiscal quarters at any time during the Commitment Period shall not constitute a violation of this subsection 6.13(a) as long as Borrower maintains a Leverage Ratio of  less than 1.00 to 1.00 as of the last day of each such fiscal quarter.

(b)  Not permit the Quarterly ICR to be less than 1.00 to 1.00 for more than four (4) consecutive fiscal quarters at any time during the Commitment Period.

6.  Housing Inventory.  Subsection 7.13 is hereby amended and restated in its entirety as follows:

7.13           Housing Inventory.  Permit the number of Speculative Housing Units, as at the end of any fiscal quarter, to exceed the greater of (a) the number of Housing Unit Closings occurring during the period of twelve (12) months ending on the last day of such fiscal quarter, multiplied by thirty percent (30%) or (b) the number of Housing Unit Closings occurring during the period of six (6) months ending on the last day of such fiscal quarter, multiplied by sixty percent (60%).

7.  Form of Borrowing Base Certificate.  Exhibit A to the Credit Agreement is hereby replaced by Exhibit A hereto.

8.  Form of Certificate.  Exhibit F to the Credit Agreement is hereby replaced by Exhibit F hereto.

9.  Conditions Precedent.  This Amendment shall be effective as of the date (“Amendment Effective Date”) upon which the following conditions are satisfied:

(a)  The Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.

(b)  The Agent shall have received from the Guarantors the Consent and Agreement substantially in the form attached hereto as Appendix A.

(c)  The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Agreement or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(d)  The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

10.  Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof:

(a)           The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects.

(b)           There exists no Default or Event of Default.

11.  Ratification.  This Amendment supersedes the Letter Amendment.  The Credit Agreement, as amended hereby, is hereby ratified and remains in full force and effect.

12.  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Amendment to be duly executed as of the date first above written.

Borrower:

M/I HOMES, INC.

By:

Name:

Title:

Lenders:

JPMORGAN CHASE BANK, N.A.,
As Lender and Agent

By:_________________________________
Name:_______________________________
Its:_________________________________

SCHEDULE I

COMMITMENTS

Lender	Commitment	Ratable Share
JPMorgan Chase Bank, N.A.	$44,230,769.24	8.846153846%
Wachovia Bank, National Association	44,230,769.23	8.846153846
The Huntington National Bank	42,307,692.31	8.461538461
KeyBank National Association	34,615,384.62	6.923076923
Charter One Bank, N.A.	30,769,230.77	6.153846153
SunTrust Bank	30,769,230.77	6.153846153
Regions Bank	26,923,076.92	5.384615384
Bank of Montreal	26,923,076.92	5.384615384
Guaranty Bank	26,923,076.92	5.384615384
National City Bank	26,923,076.92	5.384615384
US Bank National Association	26,923,076.92	5.384615384
LaSalle Bank National Association	23,076,923.08	4.615384615
PNC Bank, N.A.	23,076,923.08	4.615384615
City National Bank	19,230,769.23	3.846153846
Fifth Third Bank	19,230,769.23	3.846153846
Franklin Bank, S.S.B.	19,230,769.23	3.846153846
Comerica Bank	15,384,615.38	3.076923076
Compass Bank	11,538,461.54	2.307692307
Bank United, F.S.B.	7,692,307.69	1.538461538
Total	$500,000,000.00	100%

        Sch.- 1

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

__________ __, ____

To:  Agent and each Lender

Ladies and Gentlemen:

This letter is to comply with subsection 6.3 of the Second Amended and Restated Credit Agreement dated October 6, 2006 (as amended, the “Credit Agreement”), among M/I Homes, Inc., as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Agent and is for the monthly accounting period ended _______ __, ____.  Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Attached hereto is the calculation of the Borrowing Base.  All figures in this calculation are as at the end of the monthly accounting period set forth in the first paragraph of this letter.  The undersigned certifies that the calculation set forth herein is true and accurate in all material respects.

Certified by:

__________________________________
[Chief Financial Officer or Controller] of
M/I Homes, Inc.

Attachment

Attachment to

M/I Homes, Inc.

Borrowing Base Certificate

____________, 200_

Book Value:	$ 000’s
Receivables	$
Housing Units under Contract and Lots under Contract	$
Speculative Housing Units	$
Finished Lots	$
Lots under Development	$
Unimproved Entitled Land	$

Total:	$_________

Borrowing Base Percentages:
Receivables	100%
Housing Units under Contract and Lots under Contract	90%
Speculative Housing Units (not to exceed $125,000,000)	75%
Finished Lots	70%
Lots under Development	50%
Unimproved Entitled Land	25%

Borrowing Base:
Receivables	$
Housing Units under Contract and Lots under Contract	$
Speculative Housing Units	$
Finished Lots	$
Lots under Development	$
Unimproved Entitled Land	$___________

Less
The amount (if any) by which Finished Lots, Lots under Development and Unimproved Entitled Land exceed 45% of Borrowing Base	$__________
Maximum Borrowing Base Indebtedness:	$__________

Total Borrowing Base Indebtedness (see (i) below)	$__________

Additional amount that could be borrowed	$__________
Amount borrowed on revolver *	$__________
Maximum revolver borrowings allowed*	$__________
______________________________________________________________________________

*Includes Revolving Credit Loans, Swingline Loans, Facility L/Cs (excluding Performance Letters of Credit) and all Reimbursement Obligations.

(i)	Total Borrowing Base Indebtedness
	Amount borrowed on revolver*	$
	Other Consolidated Indebtedness	$__________ $

Plus
	10% of commitment under M/I Financial Corp. Loan Agreement Less Secured Indebtedness Subordinated Indebtedness M/I Financial Corp. Agreement Indebtedness	$__________ $ $__________ $__________ $__________

	Total	$__________
______________________________________________________________________________
*Includes Revolving Credit Loans, Swingline Loans, Facility L/Cs (excluding Performance Letters of Credit) and all Reimbursement Obligations.

EXHIBIT F

[LETTERHEAD OF M/I HOMES, INC.]

[DATE]

To:           Agent and each Lender

Ladies and Gentlemen:

This letter is being sent to you to comply with subsection 6.2 of the Second Amended and Restated Credit Agreement effective as of October 6, 2006 (as amended, the “Credit Agreement”) and is being delivered to you for the period of [insert yearly or quarterly period as appropriate] for which period the undersigned has heretofore delivered, or is herewith delivering, the financial statements provided for in subsection 6.1 of the Credit Agreement (the “Financial Statements”).  [The undersigned hereby certifies that such Financial Statements are true and accurate in all material respects, subject to normal year-end audit adjustments (Note: only required with delivery of unaudited Financial Statements)].  Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

The undersigned certifies that, after due examination by the undersigned and to the best of the knowledge of the undersigned, M/I Homes, Inc. and each of its Subsidiaries during the period stated above has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement, the Notes and the Guaranty Agreement to be observed, performed or satisfied by it, and that the undersigned has no knowledge of any Default or Event of Default except [list any Defaults or Events of Default; if none, end sentence before “except”].

Additionally, I have enclosed a statement showing in detail the calculation of ratios and other covenants, in accordance with corresponding subsections of the Credit Agreement, as required by the Credit Agreement.

Yours very truly,

By:                 ____________________________________

Printed Name:  _____________________________         _

Title:                 ____________________________________

Enclosure

CONFIDENTIAL

STATEMENT OF CALCULATION OF CERTAIN COVENANTS

[Date]

Subsection No.	Covenant
1. 6.11
Maintain Consolidated Tangible Net Worth of: (i) $480,000,000 plus (ii) fifty percent (50%) of the Consolidated Earnings for each quarter after June 30, 2006 (excluding any quarter in which Consolidated Earnings are less than zero (0)) plus (iii) fifty percent (50%) of the net proceeds or other consideration received by Borrower for any capital stock issued or sold after June 30, 2006

	(i) above:	$480,000,000
	Plus (ii) above:	$__________
	Plus (iii) above:	$__________
Minimum Required
	Consolidated Tangible Net Worth:	$__________
	Consolidated Tangible Net Worth =	$__________

2. 6.12	Maintain a Leverage Ratio not in excess of ____[1] to 1.00.
	Consolidated Indebtedness:	$__________
	Consolidated Tangible Net Worth:	$__________
Leverage Ratio = ________ to 1.00

1    Insert applicable requirement per subsection 6.12.

3. 6.13(a)	Maintain an Interest Coverage Ratio of not less than ____** to 1.00
	EBITDA (for four quarters):	$__________
	Consolidated Interest Incurred (for four quarters):	$__________
Interest Coverage Ratio = _______ to 1.00

If Interest Coverage Ratio is less than 1.00 to 1.00, indicate the number of times during the Commitment Period (including this quarter) that the Interest Coverage Ratio has been less than 1.00 to 1.00    _______

4. 6.13(b)	Not permit the Quarterly ICR to be less than 1.00 to 1.00 for more than four consecutive fiscal quarters
EBIDTA (for quarter):
Consolidated Interest Incurred (for quarter):
Quarterly ICR = _______ to 1.00
Quarterly ICR for the four (4) prior quarters
Quarter ending ___________ ____________ to 1.00 Quarter ending ___________ ____________ to 1.00 Quarter ending ___________ ____________ to 1.00 Quarter ending ___________ ____________ to 1.00
5. 7.1	Secured Indebtedness not to exceed $50,000,000

	Secured Indebtedness =	$_________

**   Insert applicable requirement per subsection 6.13(a).

6. 7.5	Adjusted Land Value not to exceed 125% of the sum of (a) Consolidated Tangible Net Worth plus (b) 50% of Subordinated Indebtedness
Adjusted Land Value
	(i) book value of all Land: less (ii) the sum of	$_________

	(a) book value of Lots under Contract: and (b) lesser of (i) the product of (x) number of Housing Units contracted for during the last six months:	$_________ $_________
	and (y) average book value of all Finished Lots and Lots under Contract:	$_________
	(ii) 25% of Consolidated Tangible Net Worth:	$_________
	Adjusted Land Value =	$_________
	(a) Consolidated Tangible Net Worth:	$_________
	Plus (b) 50% of Subordinated Indebtedness:	$_________
	Total [(a) + (b)] =	$_________
	X 1.25 =	$_________
7. 7.6(b)	Limit on extension of credit in connection with the sale of land of 2.5% of Consolidated Tangible Net Worth	$_________
	2.5% of Consolidated Tangible Net Worth:	$_________
	Aggregate amount of extensions of credit in connection with the sale of land:	$_________
Maximum maturity of any such extensions of credit not to exceed five years: ___________________

8. 7.6(e)
Limit on Investments in Joint Ventures of fifteen percent (15%) of Consolidated Tangible Net Worth, provided that Borrower has no less than a 20% interest in each such joint venture and that management and control decisions for each such joint venture require Borrower’s consent and approval.

	15% of Consolidated Tangible Net Worth:	$_________
	Investments in Joint Ventures:	$_________
Lowest percentage interest of Borrower in a joint venture: ________________________%
9. 7.13
The number of Speculative Housing Units, as at the end of any fiscal quarter, not to exceed the greater of (a) the number of Housing Unit Closings occurring during the period of twelve (12) months ending on the last day of such fiscal quarter, multiplied by thirty percent (30%) or (b) the number of Housing Unit closings occurring during the period of six (6) months ending on the last day of such fiscal quarter, multiplied by sixty percent (60%).

Speculative Housing Units:
(a) Housing Unit Closings in last 12 months: _________ x 30% =
(b) Housing Unit Closings in last 6 months: _________ x 60% =

Appendix A

CONSENT AND AGREEMENT OF GUARANTORS

THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of August __, 2007, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Second Amended and Restated Credit Agreement dated October 6, 2006, among Lennar Corporation, the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent.  Such Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.”  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors have executed and delivered a Guaranty dated October 6, 2006 in favor of the Lenders under the Credit Agreement or a Supplemental Guaranty thereto (collectively, the “Guaranty”); and

WHEREAS, the Borrower, the Agent and certain Lenders have entered into that certain First Amendment to Second Amended and Restated Credit Agreement of even date herewith amending the Credit Agreement (the “Amendment”); and

WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that the Guaranty continues in full force and effect.

IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.

[Guarantors]